UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 2, 2011

FRESH HARVEST PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	000- 51390	33-1130446
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

280 Madison Avenue, Suite 1005, New York, New York (Address of principal executive offices)	10016 (Zip Code)

(917) 652-8030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 below is hereby incorporated by reference in this Item 1.01.

Item 1.02

Termination of a Material Definitive Agreement.

The information set forth in Item 3.02 below is hereby incorporated by reference in this Item 1.02.

Item 3.02

Unregistered Sales of Equity Securities.

Certificate of Designations

On February 23, 2011, Fresh Harvest Products, Inc., a New Jersey corporation (the “Company” or “Fresh Harvest”)), filed a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of New Jersey.  The Certificate of Designations, subject to the requirements of New Jersey law,  states the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions of Fresh Harvest’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”).  The Company intends to seek shareholder ratification of the Certificate of Designations.  In summary, the Certificate of Designations provides:

Number

5,000,000 shares of Fresh Harvest’s Preferred Stock are designated as shares of Series A Convertible Preferred Stock.

Dividends

Any dividends (other than dividends on common stock payable solely in common stock or dividends on the Series A Preferred Stock payable solely in Series A Preferred Stock) declared or paid in any fiscal year will be declared or paid among the holders of the Series A Preferred Stock and common stock then outstanding in proportion to the greatest whole number of shares of common stock which would be held by each such holder if all shares of Series A Preferred Stock were converted into shares of common stock pursuant to the terms of the Certificate of Designations.  Fresh Harvest’s Board of Directors is under no obligation to declare dividends on the Series A Preferred Stock.

Conversion

Each share of Series A Preferred Stock is generally convertible (subject to an increase in the number of shares of Fresh Harvest’s authorized common stock (the “Conversion Amendment”)) into 100 shares of Fresh Harvest’s common stock (the “Conversion Rate”).

Subject to the prior increase in the number of Fresh Harvest’s authorized shares of common stock, each share of Series A Preferred Stock will automatically be converted into shares of common stock at the then effective Conversion Rate for such share immediately upon the election of Fresh Harvest.

Liquidation

In the event of any liquidation, dissolution or winding up of Fresh Harvest, the assets of Fresh Harvest legally available for distribution by Fresh Harvest will be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock and common stock in proportion to the number of shares of common stock held by them, with the shares of Series A Preferred Stock being treated for this purpose as if they had been converted to shares of common stock at the then applicable Conversion Rate.

Voting

On any matter presented to the stockholders of Fresh Harvest for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock would be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  For purposes of the foregoing sentence, the Conversion Amendment shall be deemed to be in full force and all shares of Series A Preferred Stock would be considered to be fully convertible into shares of Common Stock without restriction.  Except as provided by law or by the other provisions of Fresh Harvest’s Certificate of Incorporation, holders of Series A Preferred Stock vote together with the holders of common stock as a single class.

Issuance to Take and Bake, Inc.

As further described in the Company’s Annual Report on Form 10-K for the year ended October 31, 2010, pursuant to the terms of the Asset Purchase Agreement (the “Asset Purchase Agreement”) dated March 2, 2010 among  Fresh Harvest,  Take and Bake, Inc., doing business as A.C. LaRocco Pizza Company (the “Seller” or “A.C. LaRocco”), Clarence Scott and Karen Leffler and the Asset Acquisition Memorandum dated March 2, 2010 among Fresh Harvest, the Seller, Clarence Scott and Karen Leffler (the “Memorandum,” which we refer to together with the Asset Purchase Agreement, as the “Transaction Documents”), Fresh Harvest agreed, among other things, to issue 15,000,000 shares of common stock to the Seller in connection with the transactions contemplated by the Transaction Documents, including the acquisition of the assets of the Seller by Fresh Harvest.

On March 2, 2011, the Company issued 150,000 shares of Series A Preferred Stock to the Seller (the “Seller Shares”), which shares, subject to the limitations on conversion described above, would be convertible into 15,000,000 shares of the  Company’s common stock.  The exemption from registration for the issuance of the Seller Shares was based on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Other Issuances of Series A Preferred Stock

On March 4, 2011, the Company entered into a letter agreement with Michael J. Friedman, the Company’s President and Chief Executive Officer, pursuant to which the Company and Mr. Friedman agreed that an aggregate of $228,008 of accrued but unpaid compensation would be converted into 268,244 shares of Series A Preferred Stock (the “Friedman Shares”).  The exemption from registration for the issuance of the Friedman Shares was based on Section 4(2) of the Securities Act.

On March 4, 2011, the Company issued 100,000 shares of Series A Preferred Stock to each of Michael Friedman, Jay Odintz and Dominick Cingari (together the “Director Shares”) as a fee for their service on the Company’s Board of Directors.  The exemption from registration for the issuance of the Directors Shares was based on Section 4(2) of the Securities Act.

On March 8, 2011, the Company and Jumpstart Marketing, Inc. (“Jumpstart”) entered into a letter agreement pursuant to which the Company and Jumpstart agreed that that all amounts owed by the Company to Jumpstart under the Marketing Agreement dated November 20, 2009 (the “Marketing Agreement”) between the Company and Jumpstart (pursuant to which Jumpstart provided certain marketing services to the Company) would be converted into 99,000 shares of Series A Preferred Stock

(the “Jumpstart Shares”) and that the Company would not have any further obligations to Jumpstart under the Marketing Agreement or otherwise.  The exemption from registration for the issuance of the Jumpstart Shares was based on Section 4(2) of the Securities Act.

On March 8, 2011, the Company and 5W Public Relations, LLC (“5W”) entered into a letter agreement pursuant to which the Company and 5W agreed that that all amounts owed by the Company to 5W under the letter agreement dated May 25, 2010  (the “5W Agreement”) between the Company and 5W (pursuant to which 5W provided certain public relations services to the Company) would be converted into 90,000 shares of Series A Preferred Stock (the “5W Shares”) and that the Company would not have any further obligations to 5W under the 5W Agreement or otherwise.  The exemption from registration for the issuance of the 5W Shares was based on Section 4(2) of the Securities Act.

Between March 3, 2011 and March 8, 2011, the Company entered into letter agreements with certain creditors of the Company pursuant to which such creditors agreed to convert an aggregate debt of approximately $686,914 into an aggregate of approximately 1,252,759 shares of Series A Preferred Stock (the “Creditor Shares”).  The exemption from registration for the issuance of the Creditor Shares was based on Section 4(2) of the Securities Act.

Item 3.03.

Material Modification to Rights of Security Holders.

The information set forth in Item 3.02 above is hereby incorporated by reference in this Item 3.03.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 3.02 above is hereby incorporated by reference in this Item 5.02.

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.02 above is hereby incorporated by reference in this Item 5.03.

Item 9.01.

Financial Statements and Exhibits.

(a)

Not applicable

(b)

Not applicable

(c)

Not applicable

(d)

Exhibits.

3.1	Certificate of Designations of Series A Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH HARVEST PRODUCTS, INC.

By:

/s/Michael J. Friedman

Michael J. Friedman

Chairman, Chief Executive Officer and

President

Date: March 9, 2011

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designations of Series A Convertible Preferred Stock